UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

NCR ATLEOS, LLC*

(Exact name of registrant as specified in its charter)

Delaware	001-41728	92-3588560
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	NCR Atleos, LLC is expected to convert into a corporation and be renamed NCR Atleos Corporation.

Item 1.01. Entry into a Material Definitive Agreement.

Explanatory Note

As previously announced, NCR Corporation (“NCR”) plans to separate into two independent companies: NCR Voyix Corporation, which will focus on digital commerce, including NCR’s Retail, Restaurant and Digital Banking businesses, and NCR Atleos Corporation (the “Company”), which will hold NCR’s ATM-focused businesses, including NCR’s Self-Service Banking, Payments & Network and Telecommunications and Technology businesses. This separation will be accomplished by a pro rata distribution (the “Spin-Off”) to NCR common stockholders of one (1) share of Company common stock for every two (2) shares of NCR common stock held as of 5:00 p.m. local New York City time on October 2, 2023, the record date for the Spin-Off. The Spin-Off is expected to be effective as of 5:00 p.m. local New York City time on October 16, 2023. Completion of the Spin-Off is conditioned upon the satisfaction or waiver of certain conditions as set forth in the registration statement on Form 10, initially filed by the Company with the U.S. Securities and Exchange Commission on June 26, 2023 and as further amended thereafter and declared effective August 11, 2023 (the “Form 10”) and in the related information statement, dated August 14, 2023 attached as Exhibit 99.1 to the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on August 15, 2023 (the “Information Statement”). The Company is currently organized as a limited liability company organized under the laws of the state of Delaware and named NCR Atleos, LLC, but will convert to a corporation organized under the laws of the state of Maryland and named NCR Atleos Corporation prior to the Spin-Off.

In connection with the Spin-Off, the Company, or one of its subsidiaries, has entered into financing arrangements providing for indebtedness in an aggregate principal amount of up to $3,435 million, of which approximately $2,935 million (plus any amounts borrowed as contemplated in the following sentence) will be borrowed on the Spin-Off Closing Date (as defined below), and which will be used, as described below and in the Form 10 and the Information Statement, to, among other things, finance the payment of a cash distribution to NCR, which NCR intends to use to repay a portion of its existing indebtedness. In addition, the Company expects to utilize up to an additional $50 million to pay fees and expenses related to the financing transactions or to fund part of the payment of the cash distribution to NCR described in the preceding sentence, which it will fund either by borrowing up to an additional $50 million prior to the Spin-Off under the Revolving Credit Facility (as defined below) or by utilizing up to $50 million of its cash on hand at the time of the Spin-Off (or a combination thereof) (the usage of any cash on hand by the Company in such scenario would in turn reduce the Company’s expected cash balance at the time of the Spin-Off by such amount). The material terms of these financing arrangements are described below.

Indenture

On September 27, 2023, NCR Atleos Escrow Corporation, a Maryland corporation (the “Escrow Issuer”), and a wholly-owned subsidiary of NCR and the Company, closed the previously announced offering by the Escrow Issuer of $1,350 million aggregate principal amount of 9.500% senior secured notes due 2029 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an indenture (the “Indenture”), dated as of September 27, 2023, between the Escrow Issuer and Citibank, N.A., as trustee and notes collateral agent.

Substantially concurrently with the completion of the Spin-Off, the Escrow Issuer will merge with and into the Company (the “Escrow Merger”) and the Company will assume the obligations of the Escrow Issuer under the Notes and the Indenture by executing a supplemental indenture thereto (the “Assumption”).

The Company intends to use the net proceeds from the issuance of the Notes, together with borrowings under the Credit Facilities (as defined below) and/or cash on hand, (i) to finance the payment of a cash distribution to NCR, which NCR intends to use to repay a portion of its existing indebtedness, (ii) to pay fees and expenses related to the Spin-Off (including, without limitation, the fees and expenses with respect to the foregoing financing arrangements) and (iii) for general corporate purposes. The gross proceeds of the Notes will be held in escrow pending consummation of the Spin-Off (the “Spin-Off Closing Date”).

If the Spin-Off Closing Date does not occur on or prior to the earlier of December 31, 2023 and the date on which the Escrow Issuer notifies the escrow agent and the trustee in writing that the Company has determined that the Spin-Off will not be consummated, then the Notes will be subject to a special mandatory redemption.

Guarantee and Security

Upon completion of the Escrow Merger, the Assumption, the Spin-Off and transactions contemplated thereby (collectively, the “Transactions”), the Notes will be jointly and severally and unconditionally guaranteed on a senior secured basis, subject to certain limitations, by the Company’s wholly-owned domestic subsidiaries (the “Subsidiary Guarantors”) that will guarantee the Credit Facilities. Upon completion of the Transactions, the Notes and related guarantees will be secured, subject to permitted liens and certain other exceptions, by first-priority liens on the Collateral (as defined below).

Interest and Maturity

Interest is payable on the Notes semi-annually in arrears at an annual rate of 9.500% on April 1 and October 1 of each year, beginning on April 1, 2024. The Notes will mature on April 1, 2029.

Optional Redemption

At any time after the completion of the Transactions and from time to time, prior to October 1, 2026, the Company may redeem up to a maximum of 40% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 109.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 55% of the original aggregate principal amount of the Notes remains outstanding; and (ii) such redemption occurs within 180 days of the completion of such equity offering.

After the completion of the Transactions and prior to October 1, 2026, the Company may redeem some or all of the Notes by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, as defined in the Indenture, as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after October 1 of the relevant year listed below, the Company may redeem some or all of the Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2026 at a redemption price of 104.750%, 2027 at a redemption price of 102.375% and 2028 and thereafter at a redemption price of 100.000%.

Change of Control

After the completion of the Transactions, upon a Change of Control, as defined in the Indenture, the Company will be required to offer to repurchase all of the Notes then outstanding at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Covenants and Events of Default

The Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. The Indenture also contains customary high yield affirmative and negative covenants, including negative covenants that, among other things, limit the Company and its restricted subsidiaries’ ability to incur additional indebtedness, create liens on, sell or otherwise dispose of assets, engage in certain fundamental corporate changes or changes to lines of business activities, make certain investments or material acquisitions, engage in sale-leaseback or hedging transactions, repurchase common stock, pay dividends or make similar distributions on capital stock, repay certain indebtedness, engage in certain affiliate transactions and enter into agreements that restrict their ability to create liens, pay dividends or make loan repayments.

The foregoing description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the Indenture. The Indenture is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Credit Agreement

On September 27, 2023, the Company entered into a credit agreement (the “Credit Agreement”) with the Escrow Issuer, subsidiaries of the Company that may become party thereto as foreign borrowers (if any), the lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The Credit Agreement provides for new senior secured credit facilities in an aggregate principal amount of $2,085 million, which are comprised of (i) a five-year multicurrency revolving credit facility in the aggregate principal amount of $500 million (including (a) a letters of credit sub-facility in an aggregate face amount of up to $75 million and (b) a sub-facility in an aggregate principal amount of up to $200 million for borrowings and Letters of Credit in certain agreed foreign currencies) (the “Revolving Credit Facility”, and the loans thereunder, the “Revolving Loans”), (ii) a five-year term loan “A” facility in the aggregate principal amount of $835 million (the “Term Loan A Facility”, and the loans thereunder, the “Term A Loans”) and (iii) a five and a half-year term loan “B” facility in the aggregate principal amount of $750 million (the “Term Loan B Facility”, the loans thereunder, the “Term B Loans” and, the Term Loan B Facility, together with the Term Loan A Facility and the Revolving Credit Facility, the “Credit Facilities”).

In connection with the Escrow Merger, the Company will assume the obligations of the Escrow Issuer under the Credit Agreement.

The net proceeds of the Term Loan B Facility, together with certain other amounts (collectively, the “TLB Escrow Amounts”) will be held in escrow pending consummation of the Spin-Off. The Term Loan A Facility has been committed to (the “Term Loan A Commitments”) by the lenders providing such facility, but it has not been drawn upon and will not be drawn until substantially concurrently with the Spin-Off Closing Date. If the Spin-Off Closing Date does not occur on or prior to October 27, 2023, the TLB Escrow Amounts will be released and applied to repay the Term Loan B Facility, and the Term Loan A Commitments will terminate.

Interest Rates

The Term A Loans and the Revolving Loans will bear interest based on SOFR (or an alternative reference rate for amounts denominated in a currency other than Dollars), or, at the Company’s option, in the case of amounts denominated in Dollars, at a base reference rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest last quoted by the Administrative Agent as its “prime rate” and (c) the one-month SOFR rate plus 1.00% (the “Base Rate”), plus, as applicable, a margin ranging from 2.50% to 3.50% per annum for SOFR-based Term A Loans and Revolving Loans and ranging from 1.50% to 2.50% per annum for Base Rate-based Term A Loans and Revolving Loans, in each case, depending on the Company’s consolidated leverage ratio.

The Term B Loans will bear interest, at the Company’s option, at SOFR plus a margin of 4.75% per annum or the Base Rate plus a margin of 3.75% per annum.

Fees

In connection with the Senior Credit Facilities, the Company will pay customary agency fees and a commitment fee based on the daily unused portion of the Revolving Credit Facility and ranging from 0.25% to 0.50% per annum, depending on the Company’s consolidated leverage ratio.

Amortization and Maturity

The outstanding principal balance of the Term Loan A Facility is required to be repaid in quarterly installments beginning with the first full fiscal quarter after the Spin-Off Closing Date in an amount equal to (i) 1.875% of the original principal amount of the Term A Loans during the first three years and (ii) 2.50% of the original principal amount of the Term A Loans during final two years. Any remaining outstanding balance will be due at maturity on the fifth anniversary of the Spin-Off Closing Date.

The outstanding principal balance of the Term Loan B Facility is required to be repaid in quarterly installments beginning with the first full fiscal quarter after the Spin-Off Closing Date in an amount equal to (i) 0.35% of the original principal amount of the Term B Loans during the first year, (ii) 0.875% of the original principal amount of the Term B Loans during the second year, (iii) 1.75% of the original principal amount of the Term B Loans during the third and four years, and (iv) 2.625% of the original principal amount of the Term B Loans thereafter. Any remaining outstanding balance of will be due at maturity on the five and a half year anniversary of the Spin-Off Closing Date.

The Revolving Credit Facility is not subject to amortization and will mature on the fifth anniversary of the Spin-Off Closing Date.

Guarantee and Security

On the Spin-Off Closing Date, the Company, and the Subsidiary Guarantors and the Administrative Agent will enter into a guarantee and collateral agreement (the “Collateral Agreement”), pursuant to which the Company and the Subsidiary Guarantors are expected to grant a security interest in the Collateral and provide a guarantee of the obligations under the Credit Facilities in favor of the Administrative Agent.

On the Spin-Off Closing Date, the obligations under the Credit Agreement, and the guarantees of those obligations, are expected to be secured by substantially all of the Company’s assets and the assets of the Subsidiary Guarantors, in each case, subject to customary exceptions and exclusions (the “Collateral”).

Mandatory Prepayments

The Credit Agreement requires the Company to prepay, subject to certain exceptions, outstanding Term A Loans and Term B Loans with:

•	50% (subject to reductions to 25% and 0% based on the Company’s consolidated leverage ratio) of the Company’s annual excess cash flow;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the Credit Agreement.

If at any time the aggregate amount of outstanding revolving borrowings, unreimbursed letter of credit drawings and undrawn letters of credit under the Revolving Credit Facility exceeds the aggregate commitments in respect thereof, the Company is required to repay outstanding Revolving Loans and/or cash collateralize letters of credit.

Representations, Warranties, Covenants and Events of Default

The Credit Agreement contains customary representations and warranties, affirmative covenants, and negative covenants. The negative covenants limit the Company and its subsidiaries’ ability to, among other things, incur indebtedness, create liens on the Company’s or its subsidiaries’ assets, engage in fundamental changes, make investments, sell or otherwise dispose of assets, engage in sale-leaseback transactions, make restricted payments, repay subordinated indebtedness, engage in certain transactions with affiliates and enter into agreements restricting the ability of the Company’s subsidiaries to make distributions to the Company or incur liens on their assets.

The Credit Agreement also contains a financial covenant that does not permit the Company to allow its consolidated leverage ratio to exceed (i) in the case of any fiscal quarter ending on or prior to September 30, 2024, 4.75:1:00, (ii) in the case of any fiscal quarter ending on or following September 30, 2024 and prior to September 30, 2025, 4.50:1:00 and (iii) in the case of any fiscal quarter ending on or following September 30, 2025, 4.25:1.00, in each case subject, to (x) increases of 0.25 in connection with the consummation of any material acquisition and applicable to the fiscal quarter in which such acquisition is consummated and the three consecutive fiscal quarters thereafter, and (y) a maximum cap of 5.00:1.00.

The Credit Agreement also contains customary events of default including, among other things, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and change of control. The occurrence of an event of default could result in the termination of commitments under the Credit Facilities, the acceleration of all outstanding amounts thereunder and the requirement to cash collateralize outstanding letters of credit.

Incremental Facilities

The Credit Agreement permits the Company to request, from time to time and subject to certain customary conditions, including obtaining commitments therefor (a) increases in any existing tranche of Term A Loans and Term B Loans, (b) the establishment of new tranches of incremental term loans and/or (c) the establishment of incremental revolving commitments, in an aggregate principal amount for all such incremental facilities, when combined with any “incremental equivalent debt”, of up to $300 million plus such amount as would not cause the Company’s consolidated leverage ratio, calculated on a pro forma basis and assuming all incremental commitments were fully drawn, to exceed 3.50 to 1.00.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

4.1	Indenture relating to the Notes, dated September 27, 2023, between NCR Atleos Escrow Corporation and Citibank, N.A.

4.2	Form of 9.500% Senior Secured Notes due 2029 (included in Exhibit 4.1).

10.1	Credit Agreement, dated as of September 27, 2023, among NCR Atleos LLC, NCR Atleos Escrow Corporation, the lenders party thereto, any foreign borrower party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR ATLEOS, LLC

Date: September 27, 2023	By:	/s/ Timothy C. Oliver
Timothy C. Oliver
President